Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

T1 Energy Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, par value of $0.01 per share	(1)	Other	65,877,960	$1.19	$78,394,772.40	0.0001531	$12,002.24
Fees Previously Paid	Equity	Convertible Preferred Stock	(2)	457(o)	0	0.00	50,000,000.00	0.0001531	7,655.00
Fees to be Paid	Equity	Common Stock, par value of $0.01 per share	(3)	Other	9,411,764	$1.7450	$16,423,528.18	0.0001531	$2,514.44

Total Offering Amounts:							$144,818,300.58		22,171.68
Total Fees Previously Paid:									19,657.24
Total Fee Offsets:									0.00
Net Fee Due:									$2,514.44

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Offering Note(s)

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

Estimated solely for the purpose of calculating the amount of the registration fee.

This Registration Statement on Form S-3 covers: (1) shares of common stock, par value of $0.01 per share (“Common Stock”), of T1 Energy, Inc. (the “Company” or “Registrant”), (i) issued as part of the total consideration for the transactions under the transaction agreement dated November 6, 2024 between the Company and Trina Solar (Schweiz) AG (the “Seller”), by the Company to the Seller in aggregate amount of 15,437,847 shares of Common Stock; (ii) issuable in an aggregate of up to 29,411,764 shares of Common Stock underlying the 5,000,000 preferred shares (the “Convertible Preferred Stock”), which comprises one of two tranches of 5,000,000 shares of Convertible Preferred Stock purchased by certain funds and accounts managed by Encompass Capital Advisors LLC (“Encompass”) pursuant to a preferred stock purchase agreement dated as of November 6, 2024, as amended, among the Company and Encompass, pursuant to which Encompass purchased non-voting Convertible Preferred Stock of the Company in exchange for $100.0 million, to be funded across two tranches of $50.0 million each, and with a conversion price of (x) $1.70 per share of Common Stock for the first tranche issuance of such Convertible Preferred Stock, and (y) $1.90 per share of Common Stock for the second tranche issuance of such Convertible Preferred Stock if the 10-day VWAP of the Common Stock immediately prior to the conversion date of the Convertible Preferred Stock is $2.50 or more per share of Common Stock (being the greater of the conversion prices for the second tranche issuance), and assuming no accrued and unpaid dividends; the conversion price of the second tranche issuance will be reduced to $1.70 per share of Common Stock in the event that the 10-day VWAP of the Common Stock immediately prior to the conversion date is less than $2.50 per share of Common Stock; and (iii) 30,440,113 shares of Common Stock underlying the $80.0 million, 7% unsecured convertible note due in 5 years (the “Convertible Note Instrument”) issued to the Seller, which is convertible in up to two conversions, comprising (a) 12,521,653 shares in the ﬁrst conversion and (b) 17,918,460 shares from the second conversion (the second conversion of the Convertible Note Instrument is also subject to the Company obtaining stockholder approval prior to such second conversion); and (2) 5,000,000 shares of Convertible Preferred Stock. On September 5, 2025, as part of the first conversion of the Convertible Note Instrument, the Company issued 12,521,653 shares of Common Stock underlying the Convertible Note Instrument to the Seller.

Estimated in accordance with Rule 457(c) of the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price for the Common Stock in connection with the Common Stock is an amount equal to $1.19, the average of the high ($1.23) and low ($1.15) prices of the Company’s Common Stock on the NYSE on April 2, 2025.

Determined in accordance with Section 6(b) of the Securities Act, a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.
(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

Estimated solely for the purpose of calculating the amount of the registration fee.

This Registration Statement on Form S-3 covers: (1) shares of common stock, par value of $0.01 per share (“Common Stock”), of T1 Energy, Inc. (the “Company” or “Registrant”), (i) issued as part of the total consideration for the transactions under the transaction agreement dated November 6, 2024 between the Company and Trina Solar (Schweiz) AG (the “Seller”), by the Company to the Seller in aggregate amount of 15,437,847 shares of Common Stock; (ii) issuable in an aggregate of up to 29,411,764 shares of Common Stock underlying the 5,000,000 preferred shares (the “Convertible Preferred Stock”), which comprises one of two tranches of 5,000,000 shares of Convertible Preferred Stock purchased by certain funds and accounts managed by Encompass Capital Advisors LLC (“Encompass”) pursuant to a preferred stock purchase agreement dated as of November 6, 2024, as amended, among the Company and Encompass, pursuant to which Encompass purchased non-voting Convertible Preferred Stock of the Company in exchange for $100.0 million, to be funded across two tranches of $50.0 million each, and with a conversion price of (x) $1.70 per share of Common Stock for the first tranche issuance of such Convertible Preferred Stock, and (y) $1.90 per share of Common Stock for the second tranche issuance of such Convertible Preferred Stock if the 10-day VWAP of the Common Stock immediately prior to the conversion date of the Convertible Preferred Stock is $2.50 or more per share of Common Stock (being the greater of the conversion prices for the second tranche issuance), and assuming no accrued and unpaid dividends; the conversion price of the second tranche issuance will be reduced to $1.70 per share of Common Stock in the event that the 10-day VWAP of the Common Stock immediately prior to the conversion date is less than $2.50 per share of Common Stock; and (iii) 30,440,113 shares of Common Stock underlying the $80.0 million, 7% unsecured convertible note due in 5 years (the “Convertible Note Instrument”) issued to the Seller, which is convertible in up to two conversions, comprising (a) 12,521,653 shares in the ﬁrst conversion and (b) 17,918,460 shares from the second conversion (the second conversion of the Convertible Note Instrument is also subject to the Company obtaining stockholder approval prior to such second conversion); and (2) 5,000,000 shares of Convertible Preferred Stock. On September 5, 2025, as part of the first conversion of the Convertible Note Instrument, the Company issued 12,521,653 shares of Common Stock underlying the Convertible Note Instrument to the Seller.

Determined in accordance with Section 6(b) of the Securities Act, a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

Estimated solely for the purpose of calculating the amount of the registration fee.

This Registration Statement on Form S-3 covers: (1) shares of common stock, par value of $0.01 per share (“Common Stock”), of T1 Energy, Inc. (the “Company” or “Registrant”), (i) issued as part of the total consideration for the transactions under the transaction agreement dated November 6, 2024 between the Company and Trina Solar (Schweiz) AG (the “Seller”), by the Company to the Seller in aggregate amount of 15,437,847 shares of Common Stock; (ii) issuable in an aggregate of up to 29,411,764 shares of Common Stock underlying the 5,000,000 preferred shares (the “Convertible Preferred Stock”), which comprises one of two tranches of 5,000,000 shares of Convertible Preferred Stock purchased by certain funds and accounts managed by Encompass Capital Advisors LLC (“Encompass”) pursuant to a preferred stock purchase agreement dated as of November 6, 2024, as amended, among the Company and Encompass, pursuant to which Encompass purchased non-voting Convertible Preferred Stock of the Company in exchange for $100.0 million, to be funded across two tranches of $50.0 million each, and with a conversion price of (x) $1.70 per share of Common Stock for the first tranche issuance of such Convertible Preferred Stock, and (y) $1.90 per share of Common Stock for the second tranche issuance of such Convertible Preferred Stock if the 10-day VWAP of the Common Stock immediately prior to the conversion date of the Convertible Preferred Stock is $2.50 or more per share of Common Stock (being the greater of the conversion prices for the second tranche issuance), and assuming no accrued and unpaid dividends; the conversion price of the second tranche issuance will be reduced to $1.70 per share of Common Stock in the event that the 10-day VWAP of the Common Stock immediately prior to the conversion date is less than $2.50 per share of Common Stock; and (iii) 30,440,113 shares of Common Stock underlying the $80.0 million, 7% unsecured convertible note due in 5 years (the “Convertible Note Instrument”) issued to the Seller, which is convertible in up to two conversions, comprising (a) 12,521,653 shares in the ﬁrst conversion and (b) 17,918,460 shares from the second conversion (the second conversion of the Convertible Note Instrument is also subject to the Company obtaining stockholder approval prior to such second conversion); and (2) 5,000,000 shares of Convertible Preferred Stock. On September 5, 2025, as part of the first conversion of the Convertible Note Instrument, the Company issued 12,521,653 shares of Common Stock underlying the Convertible Note Instrument to the Seller.

Determined in accordance with Section 6(b) of the Securities Act, a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.

Estimated in accordance with Rule 457(c) of the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price for the Common Stock in connection with the Common Stock is an amount equal to $1.825, the average of the high ($1.79) and low ($1.70) prices of the Company’s Common Stock on the NYSE on September 16, 2025.